UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARLINGTON ASSET INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State of incorporation or organization)	54-1873198 (I.R.S. Employer Identification No.)

1001 Nineteenth Street North Arlington, VA (Address of Principal Executive Offices of Registrant)	22209 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.750% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193478

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 6.750% Notes due 2025 of Arlington Asset Investment Corp. (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-193478) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated March 11, 2015, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.3	Second Supplemental Indenture, dated as of March 18, 2015, between the Registrant, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon, as Series Trustee.

4.4	Form of 6.750% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Registrant on March 17. 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 18, 2015

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Kurt R. Harrington
Name:	Kurt R. Harrington
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.3	Second Supplemental Indenture, dated as of March 18, 2015, between the Registrant, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon, as Series Trustee.

4.4	Form of 6.750% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Registrant on March 17. 2015).